UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 River Ridge Drive, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Shareholders voted upon the proposals set forth below at the Company’s 2018 Annual Shareholders' Meeting held on May 16, 2018. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1) Proposal to elect Anthony J. LaCava, Jr., Brian G. Leary, Ronald K. Perry and Pamela C. Scott to serve as Directors. All nominees were elected. The results of voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
Anthony J. LaCava, Jr.	20,311,087	201,529	4,996,753
Brian G. Leary	19,713,965	789,651	4,996,753
Ronald K. Perry	20,260,921	251,695	4,996,753
Pamela C. Scott	20,184,917	327,699	4,996,753

(2) Proposal to ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for 2018. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain
25,182,305	251,682	75,382

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: May 17, 2018	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer